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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS'  CONSENT

We consent to the incorporation by reference in Registration statements of International Microcomputer Software, Inc. and Subsidiaries on Form S-8 (No. 33-67208, 33-52480 and 33-71872) and Form S-3 (No. 33-69206 and 33-80394) of our
report dated August 16, 1996 (September 9, 1996 as to the third sentence of Note
5) appearing the Annual Report on Form 10-K of International Microcomputer Software, Inc. and Subsidiaries for the year ended June 30, 1996.

DELOITTE & TOUCHE LLP
San Francisco, California
September 26, 1996


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